Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Results for Second Quarter Fiscal 2015

•	Record December quarter revenue of $464 million up more than double year-over-year

•	Second consecutive calendar year of over 50% revenue growth

San Jose, CA – January 29, 2015 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its second quarter ended December 27, 2014. Results for the period reflect the first quarter of consolidated results from the acquisition of Renesas SP Drivers, Inc. (RSP), completed on October 1, 2014.

Net revenue for the second quarter of fiscal 2015 grew 125% over the comparable quarter last year to $463.7 million. Net income for the second quarter of fiscal 2015 was $20.0 million, or $0.52 per diluted share. Non-GAAP net income for the second quarter of fiscal 2015 was $55.8 million, or $1.46 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“Synaptics achieved record top-line results for the second quarter, which included strong contributions from our new display drivers business,” stated Rick Bergman, President and CEO. “We continue to execute across our strategic growth initiatives, with our new area touch fingerprint sensor and the market’s first touch and display driver integrated (TDDI) solution now in mass production. We are very optimistic regarding our outlook for the second half of fiscal 2015 and are tracking well towards our combined operating model following the integration of RSP.”

Second Quarter 2015 Business Metrics

•	Revenue mix from mobile and PC products was approximately 86% and 14%, respectively. Fingerprint ID products have been classified according to type of device.

•	Revenue from mobile products was up 198% year-over-year to $398.3 million. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint ID products.

•	Revenue from PC products totaled $65.4 million, a decrease of 9% year-over-year, and includes applicable fingerprint ID products.

Cash at December 31, 2014 was $327.5 million, a decrease of $122 million from the prior quarter. The decrease in cash was due to the purchase of RSP early in the quarter. In the second quarter of fiscal 2015, cash flow from operations was a negative $16.5 million as a result of the purchase of RSP inventory totaling $115 million from Renesas post-acquisition. Year-to-date, the company has used $91 million to repurchase approximately 1.3 million shares of its common stock, or roughly 3.5% of the total shares outstanding.

Kathy Bayless, CFO, added, “Considering our backlog of $245 million entering the March quarter, customer forecasts and the resulting expected product mix, we anticipate revenue to be in the range of $450 to $490 million, an increase of 120% to 140% over the prior year period. We expect the revenue mix from mobile and PC to be similar to the preceding quarter.”

Earnings Call Information

The Synaptics second quarter fiscal 2015 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 29, 2015, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 1-888-337-8198 (conference ID: 6552336) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s web site at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D and supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	June 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$327,546	$447,205
Accounts receivables, net of allowances of $1,165 and $883, respectively	335,023	195,057
Inventories	145,215	82,311
Prepaid expenses and other current assets	35,196	17,858

Total current assets	842,980	742,431
Property and equipment at cost, net	115,145	80,849
Goodwill	214,443	61,030
Purchased intangibles, net	283,349	82,111
Non-current other assets	52,058	53,912

Total assets	$1,507,975	$1,020,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$149,535	$97,109
Accrued compensation	33,474	30,682
Income taxes payable	11,830	12,538
Acquisition related liabilities	97,549	57,388
Other accrued liabilities	94,433	56,691
Current portion of long-term debt	7,500	—

Total current liabilities	394,321	254,408
Long-term debt	242,500	—
Non-current portion acquisition related liabilities	85,626	52,734
Deferred tax liability	57,342	—
Other liabilities	13,609	12,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 120,000,000 shares authorized; 56,997,204 and 55,911,513 shares issued, and 36,662,018 and 36,863,802 shares outstanding, respectively	57	56
Additional paid in capital	798,203	740,282
Less: 20,335,186 and 19,047,711 treasury shares, respectively, at cost	(621,027)	(530,422)
Accumulated other comprehensive income	8,105	8,560
Retained earnings	529,239	482,681

Total stockholders’ equity	714,577	701,157

Total liabilities and stockholders’ equity	$1,507,975	$1,020,333

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenue	$463,705	$205,763	$746,446	$428,370
Acquisition and integration related costs (1)	39,492	2,170	43,562	2,170
Cost of revenue	297,382	109,048	455,864	222,376

Gross margin	126,831	94,545	247,020	203,824
Operating expenses
Research and development	77,223	45,931	134,748	86,373
Selling, general, and administrative	37,427	21,807	68,067	41,900
Acquisition related costs (2)	(894)	4,729	(5,101)	6,280
Foreign currency adjustment (3)	(15,395)	—	(15,395)	—

Total operating expenses	98,361	72,467	182,319	134,553

Operating income	28,470	22,078	64,701	69,271
Interest and other income, net	497	476	1,121	906
Interest expense	(1,212)	(5)	(1,212)	(9)

Income before provision for income taxes	27,755	22,549	64,610	70,168
Provision for income taxes	7,783	5,215	18,052	17,895

Net income	$19,972	$17,334	$46,558	$52,273

Net income per share:
Basic	$0.55	$0.51	$1.26	$1.56

Diluted	$0.52	$0.48	$1.20	$1.47

Shares used in computing net income per share:
Basic	36,500	33,990	36,895	33,475

Diluted	38,248	36,059	38,882	35,586

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with acquisitions.
(2)	These acquisition related costs consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	These foreign currency adjustments include currency remeasurement adjustments related to our acquisition of RSP.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP gross margin	$126,831	$94,545	$247,020	$203,824
Acquisition and integration related costs	39,492	2,170	43,562	2,170
Share-based compensation	336	262	638	516

Non-GAAP gross margin	$166,659	$96,977	$291,220	$206,510

GAAP gross margin - percentage of revenue	27.4%	45.9%	33.1%	47.6%
Acquisition and integration related costs - percentage of revenue	8.5%	1.1%	5.8%	0.5%
Share-based compensation - percentage of revenue	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	35.9%	47.1%	39.0%	48.2%

GAAP research and development expense	$77,223	$45,931	$134,748	$86,373
Acquisition and integration related costs	(1,399)	—	(1,731)	—
Share-based compensation	(5,951)	(4,241)	(11,351)	(8,168)

Non-GAAP research and development expense	$69,873	$41,690	$121,666	$78,205

GAAP selling, general, and administrative expense	$37,427	$21,807	$68,067	$41,900
Acquisition and integration related costs	(4,418)	—	(7,447)	—
Share-based compensation	(4,441)	(3,119)	(8,234)	(5,980)

Non-GAAP selling, general, and administrative expense	$28,568	$18,688	$52,386	$35,920

GAAP operating income	$28,470	$22,078	$64,701	$69,271
Acquisition and integration related costs	44,415	6,899	47,639	8,450
Share-based compensation	10,728	7,622	20,223	14,664
Foreign currency adjustment	(15,395)	—	(15,395)	—

Non-GAAP operating income	$68,218	$36,599	$117,168	$92,385

GAAP net income	$19,972	$17,334	$46,558	$52,273
Acquisition and integration related costs	44,415	6,899	47,639	8,450
Recovery of investment impairment	(179)	—	(179)	—
Share-based compensation	10,728	7,622	20,223	14,664
Foreign currency adjustments	(15,395)	—	(15,395)	—
Non-cash interest income, net	(92)	(254)	(417)	(473)
Tax adjustments	(3,647)	(484)	(1,750)	2,117

Non-GAAP net income	$55,802	$31,117	$96,679	$77,031

GAAP net income per share - diluted	$0.52	$0.48	$1.20	$1.47
Acquisition and integration related costs	1.16	0.19	1.23	0.23
Recovery of investment impairment	—	—	—	—
Share-based compensation	0.28	0.21	0.52	0.41
Foreign currency adjustments	(0.40)	—	(0.40)	—
Non-cash interest income	—	(0.01)	(0.01)	(0.01)
Tax adjustments	(0.10)	(0.01)	(0.05)	0.06

Non-GAAP net income per share - diluted	$1.46	$0.86	$2.49	$2.16